EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 11, 2003, except as to the restatement described in Note 14 which is as of February 13, 2004, relating to the financial statements, which appears in Koss Corporation’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 8, 2004